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                                                                     EXHIBIT 8.2

                       [LETTERHEAD OF STIKEMAN ELLIOTT]


                                                         July 16, 2001


Sun Microsystems, Inc.
901 San Antonio Road
Palo Alto, California 94303


Ladies and Gentlemen:

     We have acted as Canadian counsel to Sun Microsystems, Inc., a Delaware corporation ("Sun"), in connection with the proposed issuance of Sun common stock in exchange for exchangeable shares (the "Exchangeable Shares") issued by one of Sun's Canadian subsidiaries, 514713 N.B. Inc.

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") and such other presently existing documents and records as we have deemed necessary or appropriate. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement or the Management Information Circular.

     We have assumed that: (i) the exchange of Exchangeable Shares for Sun common stock will occur in the manner contemplated by the Registration Statement and in accordance with the provisions of the Articles of Incorporation of 514713 N.B. Inc. (as amended) and the Exchange and Support Agreement to be entered into by and among Sun, 514713 N.B. Inc., 3055855 Nova Scotia Company and the holders of Exchangeable Shares, and (ii) original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof.

     We are admitted to practice law only in the Province of Quebec, Canada and therefore express no opinion on the laws of any jurisdiction other than the laws of Quebec and the federal laws of Canada applicable therein, in force as at the date hereof.

     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the captions "Canadian Federal Income Tax Considerations for Residents of Canada" and "Canadian Federal Income Tax Considerations for Non-Residents of Canada", subject to the limitations and qualifications described therein, sets forth the principal
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Canadian federal income tax considerations generally applicable to the ownership of Sun common stock and of Exchangeable Shares, and the transfer of Exchangeable Shares in exchange for Sun common stock.

     Because this opinion is being delivered prior to the Effective Time of the transaction and prior to the transfer of Exchangeable Shares in exchange for Sun common stock, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the Canadian federal income tax consequences of ownership of Sun common stock or of Exchangeable Shares, or the transfer of Exchangeable Shares in exchange for Sun common stock or that contrary positions may not be taken by the Canada Customs Revenue Agency. No opinion is expressed as to any Canadian federal income tax consequences of ownership of Sun common stock or of Exchangeable Shares, or the transfer of Exchangeable Shares in exchange for Sun common stock except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the principal Canadian federal income tax consequences of the ownership of Sun common stock or of Exchangeable Shares, or the transfer of Exchangeable Shares in exchange for Sun common stock or Exchangeable Shares.

     This opinion is to be construed in accordance with and governed by the laws of the Province of Quebec.


                                     Very truly yours,

                                     /s/ Stikeman Elliott

                                     (s) STIKEMAN ELLIOTT